                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                              __________________


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                              __________________

                      CENTERTRUST RETAIL PROPERTIES, INC.
            (Exact name of registrant as specified in its charter)


               MARYLAND                                  954444963
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

          3500 Sepulveda Blvd.
      Manhattan Beach, California                              90266
(Address of Principal Executive Offices)                    (Zip Code)


                              __________________


Securities to be registered pursuant to Section 12(b) of the Act:



           Title of each class                 Name of exchange on which each
           to be so registered                   class is to be registered
____________________________________        ____________________________________
Common Stock                                New York Stock Exchange, Inc.

7 1/2% Convertible Subordinated
Debentures due 2001, Series A               New York Stock Exchange, Inc.


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]


Securities Act registration statement file number to which this form relates:
Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:  None
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         Common Stock
         ------------

         Incorporated by reference to the section captioned "Description of Securities" in the Registrant's Registration Statement (Registration No. 33-70156) on Form S-11, filed with the Securities and Exchange Commission on October 8, 1993, as amended.

         Series A Debentures
         -------------------

         Incorporated by reference to the section captioned "Description of Securities" in the Registrant's Registration Statement (Registration No. 33-70228) on Form S-11, filed with the Securities and Exchange Commission on October 12, 1993, as amended.

Item 2.    Exhibits
           --------

     Not applicable.
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CENTERTRUST RETAIL PROPERTIES, INC.


Dated:  January 14, 1999           By  /S/ Stuart J.S. Gulland
                                       -----------------------
                                       Stuart J.S. Gulland
                                       Senior Vice President and
                                       Chief Financial Officer